Everi Solidifies Executive Leadership Team

President and CEO Michael Rumbolz’s Employment Agreement Extended through January 2021

Darren Simmons Promoted to Executive Vice President and FinTech Business Leader

LAS VEGAS – January 24, 2019 – Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), the casino gaming industry’s single source provider of gaming products and financial technology solutions, announced today that its Board of Directors has extended the employment agreement of President and Chief Executive Officer, Michael Rumbolz, for an additional two years through January 31, 2021. The extension supersedes Mr. Rumbolz’s prior employment term, which was to conclude in May 2019.
Since his appointment as Interim President and Chief Executive Officer in February 2016, and subsequently as President and Chief Executive Officer beginning May 2016, Mr. Rumbolz has overseen the implementation of a series of strategic operating initiatives that have resulted to date in nine consecutive quarters of year-over-year revenue and Adjusted EBITDA growth, a return to profitability for the Company, and a significantly improved capital structure. These improvements established the foundation for Everi to begin to generate meaningful free cash flow for fiscal 2018, which is expected to accelerate in fiscal 2019 and beyond.
In addition, the Company announced Darren Simmons’ promotion to the position of Executive Vice President and FinTech Business Leader, where he will continue to lead Everi’s FinTech operations. Mr. Simmons served as Everi’s Interim FinTech Business Leader during 2018 and under his leadership, the business segment is poised to achieve record operating performance for fiscal 2018. Mr. Simmons is responsible for managing the profitability of Everi’s FinTech Business and continues to lead product management, product innovation, operations and sales support.
“Mike is an invaluable leader who is well-respected across the industry, and we are pleased that we will continue to benefit from his gaming and FinTech industry expertise going forward,” said Miles Kilburn, Everi’s Board Chairman. “His vision has been instrumental in establishing a clear set of key operating initiatives that have driven improved customer satisfaction and consistent revenue and Adjusted EBITDA growth. Under his leadership, Everi has returned to profitability by growing and diversifying revenues. Combined with improvements to our capital structure that have significantly reduced our interest expense, the Company is positioned to generate accelerating free cash flow. The Board looks forward to continue working with Mike and the entire executive team as they work together to extend our growth trajectory, deliver operational excellence and continue to innovate and deliver best-in-class products to drive customer satisfaction and shareholder value.”
Mr. Simmons has nearly 20 years of experience in the Financial Services and Technology industry, with the last 12 years focused on the Gaming industry in a variety of senior management roles at Everi. He has unparalleled expertise in managing and developing Everi’s FinTech products, including developing and directing the Company’s successful implementation of Europay, Mastercard and Visa (EMV)-chip signature for ATM devices, and other strategic product developments for Everi customers worldwide.

“Throughout the last 12 years, Darren has been a key player in both the growth of our FinTech business and the Company’s efforts to expand our FinTech product portfolio,” said Mr. Rumbolz. “We will continue to rely on his deep experience and keen insight to execute on our growth strategy goals for 2019 and to provide the highest quality products and services to our customers worldwide.”

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements. Examples of forward-looking statements include, among others, statements the Company makes regarding (a) its ability continue product innovation; drive growth; create incremental value for its shareholders; and improve its financial profile; and (b) its expected future business, operating and strategic decisions.
The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, our annual reports on Form 10-K and quarterly reports on Form 10-Q, and are based on information available to us on the date hereof.
These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Everi
Everi is a leading supplier of technology solutions for the casino gaming industry. The Company Powers the Casino Floor® by providing casino operators with a diverse portfolio of products including innovative gaming machines and casino operational and management systems that include comprehensive, end-to-end financial technology solutions, critical intelligence offerings, and gaming operations efficiency technology. Everi also provides proven, tier one land-based game content to online social and real-money markets via its Remote Game Server and operates social play for fun casinos. Everi’s mission is to be a transformative force for casino operations by facilitating memorable player experiences, delivering reliable protection and security, and striving for customer satisfaction and operational excellence. For more information, visit www.everi.com.

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Contacts:
Media Relations
Lee Higgins
Marketing Communications Specialist
(512) 334-7579
lee.higgins@everi.com

Investor Relations
Richard Land, James Leahy
JCIR
(212) 835-8500
evri@jcir.com